UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015 (November 12, 2015)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
See description under Item 2.03.
Item 2.03    Creation of a Direct Financial Obligation of a Registrant.
On November 17, 2015, BankUnited, Inc. (the “Company”) completed an underwritten public offering (the “Offering”) of $400,000,000 aggregate principal amount of its 4.875% Senior Notes due 2025 (the “Notes”) pursuant to an Underwriting Agreement, dated November 12, 2015 (the “Agreement”), between the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”). The Notes were sold pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-207619). The above description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
The Notes were issued pursuant to an Indenture, dated as of November 17, 2015 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 17, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee. The Notes will pay interest semi-annually in arrears at a rate of 4.875% per annum.
The Indenture contains covenants that limit the Company’s ability to, among other things, enter into certain consolidations, mergers, sales, conveyances, transfers or leases of all or substantially all the Company’s assets. The Indenture also provides for events of default which, if any of them occur, would permit or require the principal of and accrued interest on the Notes to become, or to be declared, due and payable. The Company may issue additional debt from time to time pursuant to the Indenture.
Prior to August 17, 2025 (three months prior to the maturity date), the Company may redeem the Notes at its option in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (A) 100% of the principal amount of the Notes to be redeemed or (B) as determined by a quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, not including any portion of such payments of interest accrued as of the date on which the Notes are to be redeemed, discounted to the date on which the Notes are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at a specified rate, plus, in each case, accrued but unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.
In addition, on or after August 17, 2025 (three months prior to the maturity date), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, the redemption date.
The above description of the Base Indenture and the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
From time to time, the Underwriters and/or their respective affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking and commercial banking services for the Company and its subsidiaries, for which they received, or may receive, customary compensation, fees and expense reimbursement.

Item 9.01                                           Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit Number	Description

1.1
Underwriting Agreement dated November 12, 2015, between BankUnited, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

4.1	Indenture dated as of November 17, 2015 between BankUnited, Inc. and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture dated as of November 17, 2015 between BankUnited, Inc. and U.S. Bank National Association, as trustee
4.3	Form of 4.875% Senior Note due 2025 (included as part of Exhibit 4.2 above)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 17, 2015	BANKUNITED, INC.

		By:	/s/ Leslie N. Lunak
		Name:	Leslie N. Lunak
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1
Underwriting Agreement dated November 12, 2015, between BankUnited, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein

4.1	Indenture dated as of November 17, 2015 between BankUnited, Inc. and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture dated as of November 17, 2015 between BankUnited, Inc. and U.S. Bank National Association, as trustee
4.3	Form of 4.875% Senior Note due 2025 (included as part of Exhibit 4.2 above)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1)